                                                                     EXHIBIT 4.3

                                                            WARRANT NO. ________

THIS WARRANT AND THE SECURITIES REPRESENTED BY, OR ACQUIRABLE UPON CONVERSION OR EXERCISE OF SECURITIES EVIDENCED BY, THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS THE ISSUER OF THIS WARRANT RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER AND ITS LEGAL COUNSEL THAT SUCH SALE IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS UNLESS SUCH REGISTRATION IS NOT REQUIRED.

                                SERIES D WARRANT

                  TO PURCHASE _______ SHARES OF COMMON STOCK OF

                     VASCO DATA SECURITY INTERNATIONAL, INC.

         THIS IS TO CERTIFY THAT ____________________, or registered assigns (the "HOLDER"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from VASCO Data Security International, Inc. a Delaware corporation (the "COMPANY"), the Warrant Shares (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $_______ per share (initially and as adjusted, if at all, pursuant to the terms and conditions of this Warrant, the "EXERCISE PRICE"), all on and subject to the terms and conditions hereinafter set forth.

         1. DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

         "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

         "APPRAISED VALUE" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company, as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and having no prior relationship with the Company.


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         "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Delaware.

         "CHANGE OF CONTROL" means the (i) acquisition by an individual or legal entity or group (as defined in Rule 13d-3 of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company, (iii) reorganization of the Company's capital, or (iv) merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company.

         "CLOSING DATE" means September 10, 2003.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "COMMON STOCK" means (except where the context otherwise indicates) the class of common stock, $0.001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock in the circumstances contemplated by
Section 4.C.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "EXERCISE PERIOD" means the period during which this Warrant is exercisable pursuant to Section 2.a.

         "EXPIRATION DATE" means September 10, 2008.

         "MARKET PRICE" means, in respect of any share of Common Stock, if there shall not be a public market for the Common Stock on the Business Day immediately preceding the Closing Date, the higher of (a) the book value per share of Common Stock on such date and (b) the Appraised Value per share of Common Stock on such date, or if there shall then be a public market for the Common Stock on the Business Day immediately preceding the Closing Date, the higher of (a) the book value per share of Common Stock on such date, and (b) the average of the daily market prices for 20 consecutive Trading Days immediately preceding such date. The daily market price for each such Trading Day shall be
(i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading (including Nasdaq), (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading


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


on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business reasonably acceptable to holders of at least a majority of the then outstanding shares of the Company's Series D 5% Cumulative Convertible Voting Preferred Stock, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Holder and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Holder and one of which shall be selected by the Company.

         "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "NASDAQ" means the Nasdaq Stock Market, Inc.

         "OTHER PROPERTY" has the meaning set forth in Section 4.b.i.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "TRADING DAY" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

         "TRANSFER" means any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "WARRANTS" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

         "WARRANT PRICE" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.a, multiplied by (ii) the Exercise Price.

         "WARRANT SHARES" means any one or more of the 600,000 shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

         2. EXERCISE OF WARRANT.

                  a. Manner of Exercise.


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


                           i. From and after the Closing Date, and until 5:00
P.M., Delaware time, on the Expiration Date (the "EXERCISE PERIOD"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of Warrant Shares purchasable hereunder.

                           ii. In order to exercise this Warrant, in whole or in
part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section I, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form (the "SUBSCRIPTION FORM") appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as reasonably practicable, and in any event within five (5) Business Days thereafter (the "DELIVERY PERIOD"), execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as the Holder may reasonably request in the notice and shall be registered in the name of the Holder or such other name as shall be designated in the notice and, following the date on which the Warrant Shares have been sold and transferred pursuant to an effective resale registration statement filed with the Commission or otherwise may be sold by the Holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                           iii. Payment of the Warrant Price may be made at the
option of the Holder by: (i) certified or official bank check payable to the order of the Company, or (ii) wire transfer to the account of the Company. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights. The Company shall pay all expenses in connection with, and all transfer, stamp or similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any certificates for Warrant Shares or Warrants in a name other than the name of the Holder.

                           iv. Prior to the exercise of this Warrant, the Holder
shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including, without limitation, the right to vote such Warrant Shares, receive dividends or other distributions thereon or to be notified of stockholder meetings, except as set forth herein.

                           v. If the Company's transfer agent is participating
in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of that certain Preferred Stock and Warrant Purchase Agreement, dated September 10, 2003, by and among the Company and the signatories thereto (the "PURCHASE AGREEMENT"), the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder or the Holder's designee by crediting the account of the Holder or the Holder's designee or its respective nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder or the Holder's designee physical certificates representing the Warrant Shares so purchased. Notwithstanding the foregoing, the Holder or the Holder's designee may instruct the Company to deliver to the Holder or such designee physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer.

                           vi. If, at any time, a Holder of this Warrant submits
this Warrant, a Subscription Form and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the Subscription Form (including pursuant to a Cashless Exercise), and the Company fails for any reason (other than the reasons contemplated by Section 2.a hereof) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the Holder is entitled upon such exercise (an "EXERCISE DEFAULT"), then the Company shall pay to the Holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (i) (N/365), multiplied by (ii) the amount by which the Market Price of the Common Stock on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 2 (the "EXERCISE DEFAULT DATE") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (iii) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (iv) .24, where N equals the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash and shall be made to the Holder by the fifth day of the month following the month in which it has accrued. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 6 hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

                  b. Restrictions on Exercise Amount. Notwithstanding any contrary or inconsistent provision hereof, the Holder may not acquire a number of Warrant Shares to the extent that, upon such exercise, the number of shares of Common Stock then owned of record by such Holder and its Affiliates and any other Persons or entities whose record ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the Holder is a member) exceeds 4.95% of the total number of shares of Common Stock then issued and outstanding (such

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limitation being herein referred to as the "BENEFICIAL OWNERSHIP CAP"). For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. The restriction contained in this Section 2.b may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Holder hereof shall approve, in writing, such alteration, amendment, deletion or change.

         3. TRANSFER, DIVISION AND COMBINATION.

                  a. Transfer. The Warrants and the Warrant Shares may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company; provided that such letters and legal opinions shall not be unreasonably requested with respect to a transfer to an Affiliate of the Holder) and any stockholders agreement to which the transferor is a party. Subject to the foregoing, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 10.b or the office or agency designated by the Company pursuant to Section 9, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The acceptance of the new Warrant or Warrants by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder. Following a transfer that complies with the requirements of this Section 3.a, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

                  b. Prohibited Transfers. Notwithstanding anything to the contrary herein, the Holder shall at all times be prohibited from transferring any Warrant and any Warrant Shares to any Person who, at the time of such determination, is currently engaging, or is reasonably likely to engage, in the same or a substantially similar business as that of the Company.

                  c. Restrictive Legend. Each certificate for Warrant Shares initially issued upon the exercise of this Warrant unless such Warrant Shares may otherwise be sold by the Holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY, OR ACQUIRABLE UPON CONVERSION OR EXERCISE OF SECURITIES EVIDENCED BY, THIS CERTIFICATE HAVE NOT BEEN

                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS THE ISSUER OF THIS CERTIFICATE RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER AND ITS LEGAL COUNSEL THAT SUCH SALE IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS UNLESS SUCH REGISTRATION IS NOT REQUIRED."

                  d. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.a as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

         4. ADJUSTMENTS. The number of shares of Common Stock for which this Warrant is exercisable, and the Exercise Price, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.a and 5.b.

                  a. Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

                           i. take a record of the holders of its Common Stock
for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                           ii. subdivide its outstanding shares of Common Stock
into a larger number of shares of Common Stock, or

                           iii. combine its outstanding shares of Common Stock
into a smaller number of shares of Common Stock, then:

                                 (1) the number of shares of Common Stock
acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and

                                 (2) the Exercise Price shall be adjusted to
equal:

                                    (A) the Exercise Price in effect immediately
prior to the occurrence of such event multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

                                    (B) the number of shares of Common Stock
into which this Warrant is exercisable immediately after such adjustment.

Any adjustment made pursuant to clause (i) of this Section 4.a shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Section 4.a shall become effective immediately after the effective date of such subdivision or combination.

                  b. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                           i. If, during the Exercise Period, there shall occur
a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock, then the Holder shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

                           ii. In case of any such Change of Control, the
successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.

                  c. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the Exercise Price shall be adjusted in such manner as may be equitable in the circumstances.

                  d. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of Common Stock.

                  e. Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the Holder for any tax in respect of such issue.

                  f. Fractional Interests. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. If an adjustment made pursuant to this Section 4 entitles the Holder to any fraction of a share, such fraction shall be rounded to the nearest whole number and the Holder shall be entitled to that number of shares.

         5. NOTICES TO WARRANT HOLDERS.

                  a. Certificate as to Adjustments. Upon the occurrence, if any, of each adjustment or readjustment of the Exercise Price, or the number of shares of Common Stock and the amount, if any of Other Property which at the time would be received upon exercise of the Warrants owned by such Holder, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the reasonable written request at any time of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, or Other Property which at the time would be received upon the exercise of Warrants owned by such Holder.

                  b. Notice of Corporate Action. If at any time:

                           i. the Company shall take a record of the holders of
its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           ii. there shall be any capital reorganization of the
Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                           iii. there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 15 days' prior written notice of the record date that shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (2) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or Other Property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 10.b. The failure to give any notice required by this Section 5.b shall not invalidate any such corporate action.

                  c. Notice to Stockholders. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock. Subject to the foregoing, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

         6. RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH APPROVAL OF ANY GOVERNMENTAL AUTHORITY. From and after the Closing Date until the Expiration Date, the Company shall at all times reserve and keep available for issue upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         7. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         8. LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Company

(it being understood that the written agreement of the original Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company, at its expense, will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. Applicants for a replacement Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

         9. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

         10. MISCELLANEOUS.

                  a. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  b. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given the next Business Day after being deposited with a nationally recognized overnight courier such as Federal Express, or, when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine confirmation report thereof, addressed, as the case may be, to the Holder at the address on the books and records of the Company; or to the Company, VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181, Att'n: Clifford K. Bown, Chief Financial Officer, Fax No. 630.932.8852; with a copy to Pepper Hamilton LLP, 600 Fourteenth Street, N.W., Washington, D.C. 20005-2004, Fax No. 202.220.1665, Att'n Robert B. Murphy, Esquire, or to such other Person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

                  c. Successors and Assigns. Subject to compliance with the provisions of Section 3.a, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder, but nothing in this Warrant shall be construed to give any Person, other than the Company and the Holder and their respective successors and assigns, any legal or equitable right, remedy or cause under this Warrant.

                  d. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and the Holder.

                  e. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  f. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant

                  g. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of Delaware and shall be governed by and interpreted in accordance with the local laws of the State of Delaware without regard to the provisions thereof relating to conflict of laws.


      [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW].

            IN WITNESS WHEREOF, the Company has caused this Series D Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: September 10, 2003               VASCO DATA SECURITY INTERNATIONAL. INC.


                                        By:
                                            ------------------------------------
                                        Name:  T. Kendall Hunt
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

Attest:


By:
   --------------------------------
Name:  Clifford K. Bown
Title: Corporate Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant hereby exercises this Warrant for the purchase of _____________________ shares of Common Stock of VASCO Data Security International, Inc., a Delaware corporation (the "Company"), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or Other Property issuable upon such exercise) be issued in the name of and delivered to and whose address is _______________. And, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

As of the date hereof, and assuming the accuracy of all information filed by the Company with the Securities and Exchange Commission, the undersigned Holder hereby certifies that the exercise of the referenced Warrant for the number of Warrant Shares herein indicated will not put the undersigned Holder out of compliance with the Beneficial Ownership Cap (as defined in the Warrant).

By signing below, the Holder warrants and represents that the Holder is an "accredited investor" as that term is defined under Regulation D of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended.


               --------------------------------------------
               (Name of Registered Owner)

               --------------------------------------------
               (Signature of Registered Owner)

               --------------------------------------------
               (Street Address)

               --------------------------------------------
               (City, State and Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of the Common Stock of VASCO Data Security International, Inc., a Delaware corporation (the "Company"), hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

       Name and Address of Assignee:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------


       No. of Shares of Common Stock:
                                       -----------------------


and does hereby irrevocably constitute and appoint _____________________________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

                           Dated:
                                       ------------------------------------

                           Print Name:
                                       ------------------------------------

                           Signature:
                                       ------------------------------------

                           Witness:
                                       ------------------------------------


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular.


                                      B-1